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                                                                    EXHIBIT 99.4


                             UNITED AIR LINES, INC.

                                OFFER TO EXCHANGE
                       ENHANCED PASS THROUGH CERTIFICATES,
                       SERIES 1997-1A AND SERIES 1997-1B,
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
               FOR ANY AND ALL ENHANCED PASS THROUGH CERTIFICATES,
                        SERIES 1997-1A AND SERIES 1997-1B
                PURSUANT TO THE PROSPECTUS DATED      , 1998

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OLD CERTIFICATES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

To Our Clients:

         Enclosed for your consideration is a Prospectus of United Air Lines, Inc., a Delaware corporation (the "Company"), dated , 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer to exchange (the "Exchange Offer") the registered Enhanced Pass Through Certificates, Series 1997-1A and Series 1997-B (collectively, the "New Certificates") for any and all outstanding Enhanced Pass Through Certificates, Series 1997- 1A and Series 1997-B (collectively, the "Old Certificates") (CUSIP Nos. 909317 AK 5, U90951 AA9 and U90951 AB 7), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 23, 1997, between the Company and the Initial Purchasers named therein.

         This material is being forwarded to you as the beneficial owner of the Old Certificates carried by us in your account but not registered in your name. A TENDER OF SUCH OLD CERTIFICATES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Certificates on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 1998 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. Any Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.





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         Your attention is directed to the following:

1.       The Exchange Offer is for any and all Old Certificates.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

3. Any transfer taxes incident to the transfer of Old Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

         If you wish to have us tender your Old Certificates, please so instruct us by completing, executing and returning to us the instruction form set forth below. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD CERTIFICATES.


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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, relating to the Exchange Offer made by United Air Lines, Inc. with respect to its Old Certificates.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Certificates held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Old Certificates held by you for the account of the undersigned (insert aggregate principal amount at maturity by Old Certificates to be tendered, in integral multiples of $1,000):

$____________________ of the Enhanced Pass Through Certificates, Series 1997-1A

$____________________ of the Enhanced Pass Through Certificates, Series 1997-1B

[ ] NOT to tender any Old Certificates held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Certificates held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.


                                    SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Names(s) (please print):________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number(s):___________________________

Date:___________________________________________________________________________

         None of the Old Certificates held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Certificates held by us for your account.


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